UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2017

Autodesk, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14338	94-2819853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 McInnis Parkway, San Rafael, California		94903
(Address of Principal Executive Offices)		(Zip Code)
(415) 507-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Co-Chief Executive Officer Compensation
As previously disclosed, effective February 8, 2017, Andrew Anagnost and Amar Hanspal were appointed as Chief Executive Officer (each, a “Co-CEO”) of Autodesk, Inc. (the “Company”) to jointly hold the newly-created Office of the Chief Executive Officer. In connection with their new duties as Co-CEOs, each of Messrs. Anagnost and Hanspal will receive a monthly stipend as additional consideration for their services performed as Co-CEO, in the monthly amount of $70,000 for Mr. Anagnost and $50,000 for Mr. Hanspal, such that their total annual target cash compensation will be comparable while serving as Co-CEOs. In addition, on February 23, 2017, each of Messrs. Anagnost and Hanspal received a one-time equity grant of 17,936 time-based restricted stock units that will vest in full on July 1, 2018. Vesting is subject to the executive’s continued employment with the Company through such date, and is subject to accelerated vesting in the event the executive is terminated other than for cause (as defined in the equity award agreement) or resigns for good reason (as defined in the equity award agreement).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUTODESK INC.
(Registrant)

By: /s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo
SVP, Corporate Affairs,Chief Legal Officer & Secretary
Date: February 24, 2017

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